Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Principal Variable Universal Life Income III Prospectus and Statement of Additional Information, each dated May 1, 2024 and each included in this Post-Effective Amendment No. 16 to the Registration Statement (Form N-6, File Nos. 333-175768 and 811-22589) of Principal National Life Insurance Company Variable Life Separate Account (the “Registration Statement”).

We also consent to the use of our reports (1) dated April 12, 2024, with respect to the statutory-basis financial statements of Principal National Life Insurance Company, (2) dated April 12, 2024 with respect to the statutory-basis financial statement schedules of Principal National Life Insurance Company, and (3) dated April 10, 2024 with respect to the financial statements of each of the subaccounts within Principal National Life Variable Life Separate Account, for the year ended December 31, 2023 included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Des Moines, Iowa
April 30, 2024